UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2013

FRANKLIN CREDIT MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54781	75-2243266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2013, Franklin Credit Management Corporation (“FCRM”) entered into an amendment to its credit facility (the “Licensing Credit Agreement”) with The Huntington National Bank and Huntington Finance, LLC, which, pursuant to the terms thereof, extended the termination date of the Licensing Credit Agreement to March 31, 2014 and granted a forbearance, until March 31, 2014, from the exercise of rights and remedies with respect to cash pledged as collateral thereunder triggered by the failure of subsidiaries of its former parent company, Franklin Credit Holding Corporation (“Franklin Holding”), to pay in full the amounts due upon the March 31, 2012 maturity of a legacy credit agreement with the Bank for those entities and the bankruptcy filing of Franklin Holding, neither of which included FCRM.

The Licensing Credit Agreement, which is secured by cash collateral of $7.5 million, consists of a revolving loan facility of $1 million and a $6.5 million letter of credit facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 6 to the Amended and Restated Credit Agreement (Licensing) entered into on February 14, 2013 by and among the Registrant, The Huntington National Bank, and Huntington Finance, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Management Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2013

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Kevin P. Gildea
Name:	Kevin P. Gildea
Title:	EVP, Chief Legal Officer & Secretary